UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West 8thStreet
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Bonus Plan

On February 2, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Physicians Formula Holdings, Inc. approved performance criteria and award opportunities for fiscal year 2012 pursuant to the Annual Bonus Plan (the “Plan”) of Physicians Formula, Inc. (the “Company”). The Plan authorizes the Committee to select employees eligible to earn annual bonuses, to establish performance goals for each year, to establish formulae by which bonuses are calculated, to establish the maximum bonus that may be earned by each eligible employee and to otherwise administer the Plan.

The Committee fixed the total amount of bonuses payable to all employees (including the named executive officers) entitled to receive a bonus under the Plan to an amount not to exceed 30% of the excess of the Company's adjusted EBITDA (as defined in the Company's credit agreements and calculated prior to giving effect to any bonus payment under the Plan) for 2012 over targeted adjusted EBITDA for the Plan for the 2012 fiscal year.

The amount of 2012 bonus, if any, payable under the Plan to each named executive officer will be based on his or her target bonus as a percent of the overall Company total bonus pool and assessed against the following three criteria: (i) 65% of the bonus will be based on the extent to which adjusted EBITDA for the 2012 fiscal year exceeds targeted adjusted EBITDA for the Plan for the 2012 fiscal year, (ii) 25% of the bonus will be based upon the extent to which Net Sales (as defined below) for the 2012 fiscal year exceed budgeted Net Sales for the 2012 fiscal year, and (iii) 10% of the bonus will be based upon the extent to which certain individual management objectives approved by the Committee for each named executive officer have been achieved. For purposes of calculating the amount of bonus payable to any named executive officer, “Net Sales” means the Company's gross sales during the applicable period, less returns, discounts and allowances. In no event will any bonus be paid if adjusted EBITDA for the 2012 fiscal year does not exceed targeted adjusted EBITDA for the Plan for the 2012 fiscal year.

The maximum amount of bonus payable to the Company's Chief Executive Officer will not exceed 150% of the Chief Executive Officer's target bonus for 2012 or 150% of the Chief Executive Officer's base salary for 2012. The maximum amount of bonus payable to the Company's other named executive officers will not exceed 150% of their respective target bonus for 2012 or 75% of their respective base salary.

Any amount of the aggregate bonus pool which is not paid out to an employee (including a named executive officer) because the criteria described above were not met will be returned to a discretionary bonus pool which may be allocated to employees (including named executive officers) at the discretion of the Committee.

Because payouts under the Plan depend on future corporate performance, the actual amounts the Company will pay to named executive officers under the Plan for 2012 are not yet determinable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: February 8, 2012	By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer